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                                                                   EXHIBIT 24(A)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Richard L. Lister, Patricia K. Moran, Jay Kellerman and Ronald R. Levine, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Zemex Canada Corporation), to sign a Registration Statement on Form S-4 relating to the registration under the U.S. Securities Act of 1933, as amended (the "Act") of common shares of Zemex Canada Corporation (the "Company") to be issued in the merger of a subsidiary of the Company with and into Zemex Corporation (the "Registration Statement"), and any or all amendments (including post-effective amendments) to the Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys- in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



                                     /s/ William J. vander Heuvel
                                   ------------------------------
                                   Name:  William J. vander Heuvel